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                                 AMENDMENT NO. 1

                                       TO

                              EMPLOYMENT AGREEMENT

         This Amendment No. 1 to Employment Agreement (the "Amendment") is made and entered into as of the 9th day of August, 2000, by and between HA-LO INDUSTRIES, INC., an Illinois corporation ("Employer"), and GREGORY J. KILREA ("Employee").

         WHEREAS, Employer and Employee are parties to that certain Employment Agreement, dated as of November 9, 1999 (the "Employment Agreement"); and

         WHEREAS, Employer and Employee desire to amend the Employment Agreement in the manner set forth herein;

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which is hereby mutually acknowledged, Employer and Employee hereby agree as follows:

         1. DEFINED TERMS. All terms defined in the Employment Agreement shall have the same meanings when used herein.

         2. COMPENSATION AND BENEFITS. Notwithstanding anything to the contrary contained in the Employment Agreement, and in particular Section 5(b) thereof,
(a) the $75,000 advanced by Employer to Employee as of the date hereof shall be deemed to be Employee's fully paid bonus for the calendar year 2000, and (b) Employee shall have no further entitlement to Bonus Compensation pursuant to the Employment Agreement or otherwise.

         3. TERMINATION. Notwithstanding anything to the contrary contained in the Employment Agreement, and in particular Section 7 thereof:

                  (a) The first sentence of Section 7 shall be restated to read in its entirety as follows:

                  "This Agreement shall be terminated on the earliest to occur of (i) the expiration of the Term; (ii) the mutual agreement of Employer and Employee; (iii) the death of Employee; (iv) the permanent disability of Employee; (v) the dismissal of Employee by Employer for "cause" (as hereinafter defined);
                  (vi) the dismissal of Employee by Employer without "cause;" or
                  (vii) the voluntary termination by Employee after the Cut-Off Date (as herein defined)."

                  (b) The following sentence and all references to such sentence are hereby deleted from the Employment Agreement:

                  "This Agreement may also be terminated upon written notice given by Employee to Employer within ninety (90) days after John Kelley ceases to be the Chief Executive Officer of Employer."


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                  (c) The fourth and fifth paragraphs of Section 7 of the
         Employment Agreement are hereby deleted in their entirety.

                  (d) If Employee's employment is terminated by Employer for reasons other than for Cause on or prior to the earlier to occur of (i) sixty (60) days following a Significant Event or (ii) March 31, 2001 (such earlier date being the "Cut-Off Date"), then Employee shall be entitled to continue to receive (A) the Base Pay for the remainder of the Term, plus (B) one (1) year's Base Pay, which amounts shall be payable (subject to normal withholdings) in six equal quarterly installments beginning with the day the termination occurs and continuing every three (3) months thereafter (until the sixth quarterly payment is made). For the purposes of this Amendment, a "Significant Event" shall mean the execution of a definitive purchase agreement to sell a majority of the capital interests (including by merger with a non-affiliate of Employer) or substantially all of the assets of either Employer or its subsidiary Promotional Marketing, LLC.

                  (e) If Employee ceases to be employed by Employer prior to the Cut-Off Date for any reason other than Employer's termination of Employee's employment pursuant to Section 3(d) hereof, Employee shall not be entitled to continue to receive any Base Pay or bonus compensation under the Employment Agreement.

                  (f) If Employee ceases to be employed by Employer after the Cut-Off Date for any reason whatsoever, then Employee shall be entitled to receive (i) the Base Pay for the remainder of the Term, plus (ii) one (1) year's Base Pay, which amounts shall be payable (subject to normal withholdings) in six equal quarterly installments beginning with the day the termination occurs and continuing every three (3) months thereafter (until the sixth quarterly payment is made).

                  (g) Upon Employee ceasing to be employed by Employer pursuant to Sections 3(d) or 3(f), Employer shall continue to (i) make the automobile payments on Employee's 2000 Audi A6 until the earlier of Employee no longer owning the car or December 31, 2002, and (ii) pay any COBRA premiums incurred by Employee until the earlier of Employee being otherwise employed or December 31, 2002.

                  (h) In the event Employee ceases to be employed by Employer pursuant to Sections 3(d) or 3(f), any amounts owed by Employer to Employee thereunder shall be paid in a lump sum upon the closing of a sale of a majority of the capital interests (including by merger with a non-affiliate of Employer) or substantially all of the assets of Promotional Marketing, LLC.

         4. OPTIONS; DEFERRED COMPENSATION PLAN. Notwithstanding anything to the contrary contained in any option or other agreements between Employer and Employee, all options to purchase shares of common stock of Employer currently or in the future held by Employee shall, concurrently with the cessation of Employee's employment pursuant to Section 3(d) or (f) of this Amendment, be fully vested (and not subject to forfeiture) and shall be exercisable until the expiration of their respective terms notwithstanding Employee's earlier termination as an employee of Employer or otherwise. Notwithstanding anything to the contrary contained in any other agreement between Employer and Employee, all compensation deferred by Employee




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(including Employer contributions) under the HA-LO Industries, Inc. Executive
Deferred Compensation Plan (as amended and restated) shall, concurrently with the cessation of Employee's employment pursuant to Section 3(d) or (f) of this Amendment, become fully vested (and not subject to forfeiture) thereunder and be distributed or paid to or at the direction of Employee (subject to rollover, if applicable, in Employee's discretion) not later than sixty (60) days thereafter.

         5. COVENANT NOT TO COMPETE; CONFIDENTIALITY. Employee hereby acknowledges the continuing effectiveness of Sections 8 and 9 of the Employment Agreement.

         6. OBLIGATION TO COOPERATE. Following the cessation of Employee's employment by Employer, in the event that the Company becomes, or continues to be, involved in any legal proceedings relating to any event which occurred during Employee's employment with the Company and in which Employee was involved, either directly or indirectly, as an employee of the Company (including, without limitation, any complaints, claims, charges or suits brought against the Company by any current or former employees of the Company), Employee shall cooperate in the preparation, prosecution or defense of the Company's position in such proceedings, including, without limitation, by signing and delivering appropriate affidavits and other statements as to the event at issue.

         7. LEGAL FEES. Employer shall promptly reimburse Employee for all reasonable attorney's fees and related expenses incurred by Employee in connection with the negotiation and execution of this Amendment.

         8. NON-DISPARAGEMENT. Both parties hereto covenant not to, directly or indirectly, make or permit to be made, whether in writing or orally, disparaging statements or inferences with respect to the other party, including Employer's businesses, officers or shareholders, or Employee's performance or nonperformance of his duties and responsibilities while employed by Employer (other than statements required in connection with matters asserted by such party in the enforcement of his or its rights hereunder).

         9. CONTINUED EFFECTIVENESS. Except as contemplated by this Amendment, the Employment Agreement shall continue in full force and effect in accordance with its terms.

         IN WITNESS WHEREOF, the parties have executed this Amendment on the date and year first above written.

EMPLOYER:                                  EMPLOYEE:
- --------                                   --------

HA-LO INDUSTRIES, INC.


By:
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   Its:                                    Gregory J. Kilrea
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